UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022 (April 15, 2022)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.  Entry into a Material Definitive Agreement.

On April 15, 2022, Brighthouse Financial, Inc. (the “Company”) entered into a new revolving credit agreement (the “2022 Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the other lenders party thereto with respect to a new $1.0 billion five-year senior unsecured revolving credit facility (the “2022 Revolving Credit Facility”). The 2022 Revolving Credit Agreement replaces the Company’s former $1.0 billion five-year senior unsecured revolving credit agreement, dated as of May 7, 2019, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders named therein (the “2019 Revolving Credit Agreement”), which was scheduled to mature in May 2024.

Availability and Prepayment

Under the 2022 Revolving Credit Facility, senior unsecured revolving loans and letters of credit will be available from time to time for our general corporate purposes up to a maximum aggregate principal amount of $1.0 billion. Provided that no default exists, the Company may request increases of the maximum available principal amount under the 2022 Revolving Credit Facility, subject to lender commitments and maximum total commitments under such facility not exceeding $1.5 billion. Subject to compliance with the applicable notice and minimum prepayment amount requirements set forth in the 2022 Revolving Credit Agreement, the Company may prepay the 2022 Revolving Credit Facility at any time without penalty. The 2022 Revolving Credit Facility will mature on April 15, 2027 (the “Maturity Date”).

Interest

Any loan made under the 2022 Revolving Credit Facility will bear interest, at the Company’s option, at a rate equal to (i) the base rate (determined as the highest of (a) the Federal Funds Rate (as defined in 2022 Revolving Credit Agreement) in effect on such day plus 0.50%, (b) the prime rate in effect for such day as announced by the Administrative Agent, (c) the forward-looking term rate based on the Secured Overnight Financing Rate (“Term SOFR”) on such day plus 1.00% and (d) 1.00%, plus an applicable margin ranging from 0.125% to 0.875% depending on the rating by S&P and Moody’s of the Company’s senior, unsecured long-term indebtedness (the “Company’s Debt Rating”) or (ii) one or three month Term SOFR (at the Company’s option) plus 0.100%, plus an applicable margin ranging from 1.125% to 1.875% depending on the Company’s Debt Rating.

With respect to any loans accruing interest based on the base rate, interest payments are due quarterly in arrears on the last business day of each of March, June, September and December in each year and on the Maturity Date. With respect to outstanding loans accruing interest based on Term SOFR, interest payments are due (i) on the last day of the applicable interest period, (ii) in the event of any conversion of loans accruing interest based on Term SOFR prior to the end of the then-current interest period, on the effective date of such conversion and (iii) on the Maturity Date. While any principal of or interest on any loan is overdue, such overdue principal or interest shall accrue at the otherwise applicable interest rate for such loan plus 2.00% per annum.

Fees

The Company will pay customary fees with respect to the 2022 Revolving Credit Facility, including a commitment fee on the unutilized portion thereof. Commitment fees range from 0.125% to 0.300% depending on the Company’s Debt Rating.

Ranking

The 2022 Revolving Credit Facility is unsecured and ranks pari passu with the Company’s other unsecured and unsubordinated indebtedness.

Events of Default; Representations and Warranties; Covenants

The 2022 Revolving Credit Agreement contains customary events of default, representations and warranties and covenants, including, among other things, covenants that restrict the ability of the Company and its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. The 2022 Revolving Credit Agreement also requires the Company to (i) maintain an Adjusted Consolidated Net Worth (as defined in the 2022 Revolving Credit Agreement) calculated as of the last day of each fiscal quarter, of not less than an amount equal to the sum of (A) $7,500,000,000 plus (B) 50% of the aggregate amount of Equity Issuances (as defined in the 2022 Revolving Credit Agreement) by the Company and its subsidiaries after the end of the fiscal quarter ended December 31, 2021, and (ii) not permit the ratio of (x) Consolidated Total Indebtedness plus the Excess Hybrid Instrument Amount to (y) Consolidated Total Capitalization (each as defined in the 2022 Revolving Credit Agreement) to exceed 0.35 to 1.00, calculated as of the last day of each fiscal quarter.

If an event of default under the 2022 Revolving Credit Agreement shall occur and be continuing, the principal amount of any loans outstanding thereunder, together with all accrued unpaid interest and other amounts owed under such loans, may be declared immediately due and payable, and cash collateral in an amount equal to the then undrawn amounts of all letters of credit may be demanded by the applicable issuing banks.

The foregoing description of the 2022 Revolving Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the 2022 Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with entry into the 2022 Revolving Credit Agreement, the 2019 Revolving Credit Agreement was terminated without penalty and all obligations of the Company under the 2019 Revolving Credit Agreement were released, discharged and satisfied in full.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Revolving Credit Agreement, dated as of April 15, 2022, among Brighthouse Financial, Inc., Bank of America, N.A., as administrative agent, and the other lenders party thereto.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
	Name:	Jacob M. Jenkelowitz
	Title:	Corporate Secretary

Date: April 19, 2022

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